                         NOTICE OF GUARANTEED DELIVERY

                                       TO

                         TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       of

                     CAPCO AUTOMOTIVE PRODUCTS CORPORATION

                                       to

                         EATON ACQUISITION CORPORATION

                          a wholly owned subsidiary of

                               EATON CORPORATION

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Shares") of CAPCO Automotive Products Corporation, a Michigan corporation (the "Company"), and/or certificates for the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"), are not immediately available (including because certificates for Rights have not yet been distributed by the Company or the Rights Agent) or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) and a representation that the shareholder owns the Shares and, if applicable, Rights tendered within the meaning of, and that the tender of the Shares and, if applicable, Rights effected thereby complies with, Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in such Notice of Guaranteed Delivery. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                  CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

             By Mail:                   By Overnight Delivery:                   By Hand:
           P.O. Box 798                   85 Challenger Road            120 Broadway - 13th Floor
         Midtown Station              Ridgefield Park, NJ 07660             New York, NY 10271
        New York, NY 10018            Attention: Reorganization         Attention: Reorganization
    Attention: Reorganization                 Department                        Department
            Department

                           By Facsimile Transmission:

                                 (201) 296-4293
                        (for Eligible Institutions only)

                    Confirmation of Facsimile Transmission:
                                 (201) 296-4209

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Eaton Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Eaton Corporation, an Ohio corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 19, 1996 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated March 29, 1996 (the "Supplement"), and in the related original or revised Letters of Transmittal, receipt of which is hereby acknowledged, the number of Shares and Rights (as such terms are defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.


Number of Shares                              Name(s) of Record Holder(s)
                ---------------------------   ---------------------------------
Number of Rights                              ---------------------------------
                ---------------------------            Please Print
Certificate Nos. (if available):
-------------------------------------------   Address(es):
-------------------------------------------                --------------------
(Check one box if Shares or                   ---------------------------------
Rights will be tendered by                                             Zip Code
book-entry transfer)                          Area Code and
/ /  The Depository Trust Company             Tel. No.:
/ /  Midwest Securities Trust Company                  ------------------------
/ /  Philadelphia Depository Trust Company    Signature(s):
Account Number                                             --------------------
              ----------------------------    ---------------------------------
                                              Dated:                     , 1996
                                                     --------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (a) represents that the above named person(s) "own(s)" the Shares and/or Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof and (d) guarantees, if applicable, to deliver certificates representing the Rights ("Rights Certificates") in proper form for transfer, or to deliver such Rights pursuant to the procedure for book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message in the case of a book-entry delivery, and any other required documents, all within a period ending on the later of (i) three NYSE trading days after the date hereof or (ii) three business days (as defined in the Offer to Purchase) after the date Rights Certificates are distributed to shareholders by the Company or the Rights Agent.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm:                              AUTHORIZED SIGNATURE
             --------------------------
---------------------------------------    -------------------------------------
Address:
        -------------------------------    PLEASE PRINT
                                           Name:
---------------------------------------          -------------------------------
                                           Title:
---------------------------------------          -------------------------------
                               Zip Code
Area Code and
Tel. No.:                                  Dated:                         , 1996
         ------------------------------           -----------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE;
           CERTIFICATES FOR SHARES AND/OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.